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                                                            Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-52545),
(File No. 333-20493), (File No. 333-52837) and (File No. 333-52895).



/s/ ARTHUR ANDERSEN LLP

Philadelphia, PA
April 16, 2001